Exhibit 23.3


                          INDEPENDENT AUDITOR'S CONSENT



     We hereby consent to the inclusion in the Registration Statement on Form S-4 of Harleysville National Corporation, filed with the Commission in connection with the registration of 515,858 shares of common stock, par value $1.00 per share, of our report, dated January 29, 1998, relating to the consolidated balance sheets of Northern Lehigh Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows and of our report, dated February 6, 1997, relating to the consolidated balance sheets of Northern Lehigh Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows. We also consent to the reference to our firm under the caption "Experts" in the related Proxy Statement/Prospectus.

                                           /s/ Stokes Kelly & Hinds, LLC
                                           ------------------------------
                                           Stokes Kelly & Hinds, LLC


Pittsburgh, Pennsylvania
November 10, 1998